UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 13, 2007

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)
(414) 224-2616
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Approval of Discretionary Bonus for Douglas G. Kiel

        On February 13, 2007, the Compensation Committee of the Board of Directors of Journal Communications, Inc. (the “Company”) approved a one-time discretionary bonus in the amount of $200,000 for Douglas G. Kiel, our President and CEO of our Journal Broadcast Group. This discretionary bonus is intended to reflect Mr. Kiel’s participation in the improved performance of our Journal Broadcast Group, an area where Mr. Kiel undertook additional responsibilities and increased his focus during 2006.

(e)	Amendment to the 2003 Equity Incentive Plan to permit the grant of Stock Appreciation Rights

        On February 13, 2007, on the recommendation of the Compensation Committee, our Board of Directors approved and adopted an amendment to our 2003 Equity Incentive Plan (“2003 Plan”) to provide for the inclusion of stock-settled stock appreciation rights as a permitted form of award under the 2003 Plan. A stock appreciation right, or SAR, represents the right to receive an amount equal to the excess of the fair market value of a share of the Company’s Class B common stock on the exercise date over the base value of the SAR, which shall not be less than the fair market value of a share of the Company’s Class B common stock on the grant date. Each SAR will be settled only in shares of the Company’s common stock. Until Company common stock is issued in settlement of the SARs, the grantee will not be deemed for any purposes to be, or to have rights as, a Company shareholder, including voting or dividend rights. The term during which any SAR may be exercised will be ten years from the date of grant, or such shorter period as determined by the Compensation Committee.

        Prior to the amendment, the 2003 Plan provided for equity-based incentive compensation in the form of stock options, stock grants, performance units and stock units to employees, officers and directors. The amendment to the 2003 Plan to include stock-settled stock appreciation rights does not require shareholder approval under applicable law or rules of the New York Stock Exchange because (i) the 2003 Plan already provides for the grant of stock options, and (ii) stock options and stock-settled stock appreciation rights are both “appreciation” type awards.

        A copy of the amendment is filed herewith as Exhibit 10.1.

(e)	Approval of Grants of Stock Appreciation Rights

        Pursuant to the 2003 Plan, amended as described above, the Compensation Committee approved the grant on February 16, 2007, of a combination of fixed price and escalating price stock-settled SARs to certain of the Company’s named executive officers. Each of these SARs has a term of ten years from the date of grant and is subject to annual pro-rata vesting over a three-year period. The fixed price SARs have a fixed base value equal to the closing price of the Company’s Class A Common Stock on the date of grant. The escalating price SARs have an escalating base value which starts with the closing price of the Company’s Class A Common Stock on the date of grant and increases by 6% per year for each year that the SARs remain outstanding, starting on the first anniversary of the grant date.

        The Forms of Stock Appreciation Rights Agreements for fixed price and escalating price SARs are filed herewith as Exhibits 10.2 and 10.3, respectively.

(e)	Other Forms of Award Agreements under the 2003 Equity Incentive Plan

        The Compensation Committee may from time to time grant equity awards to officers, employees and non-employee directors of the Company of other types of equity awards under, and pursuant to the terms and conditions of, the Company’s 2003 Plan. The Forms of Restricted Stock Award Agreement and Non-Statutory Stock Option Agreement that the Committee may use for future awards under the 2003 Plan are filed herewith as Exhibits 10.4 and 10.5, respectively.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Amendment to the Journal Communications, Inc. 2003 Equity Incentive Plan, as amended.

(10.2)	Form of Stock Appreciation Rights Agreement for Fixed Price Stock Appreciation Rights under the 2003 Equity Incentive Plan.

(10.3)	Form of Stock Appreciation Rights Agreement for Escalating Price Stock Appreciation Rights under the 2003 Equity Incentive Plan.

(10.4)	Form of Restricted Stock Award Agreement under the 2003 Equity Incentive Plan.

(10.5)	Form of Non-Statutory Stock Option Agreement under the 2003 Equity Incentive Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: February 19, 2007	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel
and Chief Compliance Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated February 13, 2007

Exhibit No.

(10.1)	Amendment to the Journal Communications, Inc. 2003 Equity Incentive Plan, as amended.

(10.2)	Form of Stock Appreciation Rights Agreement for Fixed Price Stock Appreciation Rights under the 2003 Equity Incentive Plan.

(10.3)	Form of Stock Appreciation Rights Agreement for Escalating Price Stock Appreciation Rights under the 2003 Equity Incentive Plan.

(10.4)	Form of Restricted Stock Award Agreement under the 2003 Equity Incentive Plan.

(10.5)	Form of Non-Statutory Stock Option Agreement under the 2003 Equity Incentive Plan.